Exhibit 99.1

Newtek Small Business Finance, LLC Increases Capital One Revolving Credit Facility to $150.0 Million

LAKE SUCCESS, NY, June 24, 2019 - Newtek Business Services Corp., ("Newtek" or the “Company”), (NASDAQ: NEWT), an internally managed business development company ("BDC"), today announced that Newtek Small Business Finance, LLC ("NSBF"), the Company's nationally licensed SBA lender subsidiary, increased its existing revolving credit facility through Capital One, National Association ("Capital One") by $50.0 million to $150.0 million.

Barry Sloane, Chairman, President and Chief Executive Officer said, “As our loan referral volume and loan fundings continue to grow, we made the decision to increase the capacity of our revolving credit facility with Capital One.  In addition, we believe the addition of our joint venture non-conforming loan program - Newtek Conventional Lending - will draw more attention to the Newtek lending solutions and business solutions model as the joint venture can fund loans up to $15.0 million with long-term debt. We are maintaining our full year 2019 SBA 7(a) loan fundings forecast of between $580 million and $620 million, which would represent a 27.9% increase, at the midpoint of the range, over SBA 7(a) loan fundings for the year ended December 31, 2018.  We anticipate continuing to securitize the unguaranteed portions of our SBA 7(a) loans and pay down the revolving credit facility from time to time.  Our goal is to issue larger S&P-rated securitization transactions and to obtain more attractive pricing and larger institutional interest. To date, we have completed nine S&P-rated securitization transactions.”

About Newtek Business Services Corp.
Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business and financial solutions under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB relationships across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval, IT Consulting), eCommerce, Accounts Receivable Financing & Inventory Financing, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.

Newtek® and Your Business Solutions Company®, are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal”and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com